UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 ____________________________________________________________

Date of Report (Date of earliest event reported): March 28, 2013

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7107 Industrial Road
Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 885-0508

________________________

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On March 28, 2013, HealthWarehouse.com, Inc. and its wholly-owned subsidiaries, Hwareh.com, Inc. and Hocks.com, Inc. (together, the “Company”) entered into a Promissory Note (the “Note”) and a Security Agreement (the “Security Agreement”) with Melrose Capital Advisors, LLC, an Ohio limited liability company (the “Lender”). Under the terms of the Note, the Company borrowed $500,000 from the Lender on March 28, 2013 (the “Loan”). The proceeds of the Loan will be used by the Company for working capital purposes. The Loan bears interest at a floating rate equal to the prime rate plus 4.25% per annum. Interest is payable monthly beginning May 1, 2013. The maturity date of the Loan is March 1, 2015. Under the terms of the Security Agreement, the Company granted the Lender a first priority security interest in all of the Company’s assets, in order to secure the Company’s obligation to repay the Loan. The Note and Security Agreement contain customary affirmative and negative covenants, including covenants restricting the Company’s ability to take certain actions without the Lender’s consent, such as incurring additional indebtedness, transferring or encumbering assets, paying dividends or making certain other payments, and acquiring other businesses. The payment of the Loan may be accelerated prior to its maturity date upon certain specified events of default, including failure to pay, bankruptcy, breach of covenant, and breach of representations and warranties.

In consideration of the Loan, the Company granted the Lender a warrant to purchase 750,000 shares of HealthWarehouse.com, Inc.’s $0.001 par value common stock (the “Common Stock”) at a purchase price of $0.35 per share (the “Warrant”). The Warrant may be exercised in whole or in part and from time to time for a term of five years from its grant date. The Warrant contains a cashless exercise feature and certain customary anti-dilution adjustment provisions. The Warrant is transferable in whole or in part, so long as the transfer complies with applicable securities laws. The Lender exercised the Warrant on April 1, 2013 in a “cashless” transaction, and will receive 573,826 “net” shares of Common Stock.

The foregoing description of the Note, the Security Agreement and the Warrant is not intended to be complete and is qualified in its entirety by reference to the full text of the Note, the Security Agreement and the Warrant, which are filed as Exhibits 4.1, 4.2 and 10.1 hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Promissory Note dated March 28, 2013 in the amount of $500,000 payable by the Company to the order of Melrose Capital Advisors, LLC

4.2	Common Stock Purchase Warrant for 750,000 common shares.

10.1	Security Agreement dated March 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2013	HEALTHWAREHOUSE.COM, INC.

	By:	/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer